UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 2, 2025

ALGORHYTHM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41405	95-3795478
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6301 NW 5th Way, Suite 2900
Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(954) 596-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock,par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2025 (the “Closing Date”), Algorhythm Holdings, Inc. (the “Company”) and its subsidiary, SemiCab Holdings, LLC, a Nevada limited liability company (“SemiCab Holdings”), entered into and closed an equity purchase agreement (the “Equity Purchase Agreement”) with SemiCab Inc., a Delaware corporation (the “Seller”), pursuant to which: (i) SemiCab Holdings purchased 9,999 shares of the issued and outstanding equity shares, Rs. 10 par value, of SMCB Solutions Private Limited, an Indian company (“SMCB”), representing 99.99% of the issued and outstanding equity shares of SMCB, for $1,750,000, the payment of which amount was evidenced by the issuance of a promissory note by the Company to the Seller (the “Promissory Note”), and (ii) the Company purchased the 20% membership interest in SemiCab Holdings then held by Seller for aggregate consideration consisting of 119,742 shares of the Company’s common stock, par value $0.01 per share (the “Shares”).

On the Closing Date, the Company and SemiCab Holdings entered into an amended and restated employment agreement with each of Ajesh Kapoor and Vivek Sehgal pursuant to which Mr. Kapoor agreed to serve as the Chief Executive Officer and Chief Technology Officer of SemiCab Holdings and Mr. Sehgal agreed to serve as the Chief Product Officer of SemiCab Holdings. Pursuant to the amended employment agreement, Mr. Kapoor was granted the right to serve as a member of the board of directors of the Company and the right to appoint an additional member to the board of directors upon the occurrence of certain specified events.

Also on the Closing Date, the Company, SemiCab Holdings, Ajesh Kapoor and Vivek Sehgal entered into an Amended and Restated Limited Liability Company Agreement for SemiCab Holdings (the “Amended and Restated Operating Agreement”) which sets forth the terms and conditions governing the operation and management of SemiCab Holdings.

The Promissory Note provides that $1,500,000 is due and payable by the Company on the first anniversary of the Closing Date and the remaining $250,000 is due and payable by the Company on the 18-month anniversary of the Closing Date. The Promissory Note bears interest at six percent per annum. The Promissory Note includes customary events of default, such as the failure to pay principal or interest when due and the occurrence of certain bankruptcy events. If an event of default occurs, Seller has the right to declare all outstanding amounts immediately due and payable. In the event any payment is not made when due, regardless of whether it constitutes an event of default, the amount of such payment will accrue interest at a default rate of eight percent per annum.

The Shares were issued to the Seller in a private placement transaction that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

A copy of the Equity Purchase Agreement, the Promissory Note and the Amended and Restated Operating Agreement are included as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference. All references to the Equity Purchase Agreement, the Promissory Note and the Amended and Restated Operating Agreement in this Current Report on Form 8-K are qualified in their entirety by the text of such exhibits.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Equity Purchase Agreement, dated May 2, 2025, by and among Algorhythm Holdings, Inc., SemiCab Holdings, LLC and SemiCab, Inc.
10.2	Promissory Note, dated May 2, 2025, issued by Algorhythm Holdings, Inc. in favor of SemiCab, Inc.
10.3	Amended and Restated Limited Liability Company Agreement of SemiCab Holdings, LLC, dated May 2, 2025, by and among Algorhythm Holdings, Inc., SemiCab Holdings, LLC, Ajesh Kapoor and Vivek Sehgal.
99.1	Press Release issued May 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2025	ALGORHYTHM HOLDINGS, INC.

	By:	/s/ Alex Andre
	Name:	Alex Andre
	Title:	Chief Financial Officer and General Counsel